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                                                                   Exhibit 10.2

                              CAREY DIVERSIFIED LLC

                   1997 NON-EMPLOYEE DIRECTORS' INCENTIVE PLAN

      The purposes of the 1997 Non-Employee Directors' Incentive Plan (the "Plan") are to promote the long-term success of Carey Diversified LLC (the "Company") by creating a long-term mutuality of interests between the Non-Employee Directors and shareholders of the Company, to provide an additional inducement for such Directors to remain associated with the Company and to provide a means through which the Company may attract able persons to serve as Directors of the Company.

                                    SECTION 1

                                 Administration

      The Plan shall be administered by the Compensation Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") and consisting of not less than three members of the Board.

      The Committee shall keep records of actions taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present shall be the acts of the Committee. The Committee may also take action by approval in writing of all members of the Committee.

      The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan, as to options ("Listed Share Options") to purchase interests in the Company known as listed shares ("Listed Shares") and as to Listed Shares subject to restrictions as to transferability or other rights of ownership ("Restricted Listed Shares") granted under the Plan, shall be subject to the determination of the Committee, which shall be final and binding.

      Notwithstanding the above, the selection of the Directors to whom Listed Share Options or Restricted Shares are to be granted, the timing of such grants, the number of Listed Shares subject to any Listed Share Option, the exercise price of any Listed Share Option, the periods during which any Listed Share Option may be exercised and the term of any Listed Share Option or Restricted Listed Share grant shall be as hereinafter provided, and the Committee shall have no discretion as to such matters.
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                                    SECTION 2

                     Listed Shares Available under the Plan

      The aggregate net number of Listed Shares which may either be issued pursuant to or be subject to outstanding Listed Share Options or granted as Restricted Listed Shares under the Plan is limited to 300,000 Listed Shares of the Company, subject to adjustment and substitution as set forth in Section 6. If any Listed Share Option is exercised by delivering previously owned Listed Shares in payment of the option price, the number of Listed Shares so delivered to the Company shall again be available for purposes of the Plan. If any Listed Share Option granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of Listed Shares subject thereto shall again be available for purposes of the Plan.

                                    SECTION 3

               Grant of Listed Share Options or Restricted Shares

      On the first day the Listed Shares are traded on the New York Stock Exchange, each person who is then a member of the Board and who is not then an employee of the Company or any of its subsidiaries (a "Non-Employee Director") shall be granted a "nonstatutory Listed Share Option" (i.e., a Listed Share Option which does not qualify under Section 422 of the Internal Revenue Code of
1986) to purchase 4,000 Listed Shares at $20 per Listed Share and will be granted 1,250 Restricted Listed Shares. On January 1, April 1, July 1 and October 1 of each of the years 1999 through 2002, each Non-Employee Director on such date may be granted Restricted Listed Shares and Listed Share Options with a total value of $6,250. The composition of the award shall be at the option of the Non-Employee Director. If the number of Listed Shares then remaining available for the grant of Listed Share Options or Restricted Listed Shares under the Plan is not sufficient for each Non-Employee Director to be granted a Listed Share Option or Restricted Shares with a total value of $6,250, then each Non-Employee Director shall be granted an award for a number of whole Listed Shares or Restricted Listed Shares equal to the number of Listed Shares then remaining available divided by the number of Non-Employee Directors, disregarding any fractions of a share.

                                    SECTION 4

                  Terms and Conditions of Listed Share Options

      Listed Share Options granted under the Plan shall be subject to the following terms and conditions:

            (A) The purchase price at which each Listed Share Option may be exercised (the "option price") shall be one hundred percent (100%) of the fair market value per share of


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      the Listed Shares covered by the Listed Share Option on the date of grant, determined as provided in Section 4(G).

            (B) Method of Exercise. Listed Share Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of Listed Shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

            (i) In cash (by certified, bank check, money order or other instrument acceptable to the Committee);

            (ii) In the form of Listed Shares that are not then subject to restrictions under any Company plan, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

            (iii) Any combination of cash and such shares, in the amount of the full purchase price for the number of Listed Shares as to which the Option is exercised; provided, however, that any portion of the option price representing a fraction of a share shall be paid by the Optionee in cash and no already-owned Listed Shares which have been held for less than six months may be delivered in payment of the option price.

            (iv) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

            The delivery of certificates representing Listed Shares to be purchased pursuant to the exercise of the Listed Share Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Listed Share Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Listed Share Option or applicable provisions of laws.

            (C) Except as otherwise provided in Section 7(B), no Listed Share Option granted under Section 3 shall be exercisable while the grantee is a Director prior to the first anniversary of the date of grant, and no Listed Share Option shall be exercisable in any event during the first six months of its term except in case of death or disability of the grantee as provided in Section 4(E). Listed Share Options granted hereunder shall be exercisable as follows: options with respect to one-third of the Listed Shares shall be exercisable on each of the first, second and third anniversary of the date of grant. No Listed Share Option shall be exercisable after the expiration of ten years from the date of


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      grant. A Listed Share Option, to the extent exercisable, may be exercised in whole or in part.

            (D) If and to the extent required for Listed Share Options granted under the Plan to qualify for the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), (i) no Listed Share Option shall be transferable by the grantee otherwise than by will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death and (ii) all Listed Share Options shall be exercisable during the lifetime of the grantee only by the grantee or the grantee's guardian or legal representative.

            (E) If a grantee ceases to be a Director of the Company for any reason, any outstanding Listed Share Options of the grantee (whether or not then held by the grantee) shall be exercisable and shall terminate according to the following provisions:

                  (i) If a grantee ceases to be a Director of the Company for any reason other than resignation, removal for cause or death, any then outstanding Listed Share Option of such grantee (whether or not exercisable immediately prior to the grantee ceasing to be a Director) shall be exercisable at any time prior to the expiration date of such Listed Share Option or within one year after the date the grantee ceases to be a Director, whichever is the shorter period; provided that, except in the case of a grantee who is disabled within the meaning of Section 422(c)(6) of the Code (a "Disabled Grantee"), in no event shall the option be exercisable during the first six months of its term;

                  (ii) If during his term of office as a Director, a grantee resigns from the Board or is removed from office for cause, any outstanding Listed Share Option of the grantee which is not exercisable immediately prior to resignation or removal shall terminate as of the date of resignation or removal, and any outstanding Listed Share Option of the grantee which is exercisable immediately prior to resignation or removal shall be exercisable at any time prior to the expiration date of such Listed Share Option or within 90 days after the date of resignation or removal, whichever is the shorter period;

                  (iii) Following the death of a grantee during service as a
            Director of the Company, any Listed Share Option of the grantee outstanding at the time of death (whether or not exercisable immediately prior to death of the grantee) shall be exercisable by the person entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the Listed Share Option or shall die intestate, by the legal representative of the grantee (or, if then permitted under the Plan and the applicable Listed Share Option agreement, by the grantee's inter vivos transferee) at any time prior to the expiration date of such Listed Share Option or within one year after the date of death of the grantee, whichever is the shorter period;


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                  (iv) Following the death of a grantee after ceasing to be a
            Director and during a period when a Listed Share Option remains outstanding, any Listed Share Option of the grantee outstanding and exercisable at the time of death shall be exercisable by such person entitled to do so under the Will of the grantee or by such legal representative (or, if then permitted under the Plan, by such inter vivos transferee) at any time prior to the expiration date of such Listed Share Option or within one year after the date of death of the grantee, whichever is the shorter period.

      Whether a grantee is a Disabled Grantee shall be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

            (F) All Listed Share Options shall be confirmed by an agreement, or an amendment thereto, which shall be executed on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President and by the grantee.

            (G) Fair market value of the Listed Shares shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon): (a) if the Listed Shares are listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Listed Shares as quoted in the NYSE-Composite Transactions listing for such date, (b) if the Listed Shares are not listed on such exchange, the highest and lowest sales prices per share of Listed Shares for such date on (or on any composite index including) the principal United States securities exchange registered under the 1934 Act on which the Listed Shares are listed, or (c) if the Listed Shares are not listed on any such exchange, the highest and lowest sales prices per share of the Listed Shares for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use ("Nasdaq"). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Listed Shares as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Listed Shares shall be the mean between the bona fide bid and asked prices per Listed Share as so quoted for such date on Nasdaq, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 4(G). If the fair market value of the Listed Shares cannot


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      be determined on the basis previously set forth in this Section 4(G) for the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the Listed Shares on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

            (H) The obligation of the Company to issue Listed Shares under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such Listed Shares, if deemed necessary or appropriate by counsel for the Company,
      (ii) the condition that the Listed Shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Listed Shares Listed Shares may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

            (I) The Fair Market Value of Listed Share Options and Restricted Listed Shares shall be determined by the Board of Directors using customary pricing models for such securities.

      Subject to the foregoing provisions of this Section 4 and the other provisions of the Plan, any Listed Share Option or Restricted Listed Share granted under the Plan may be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 4(F), or an amendment thereto.

                                    SECTION 5

                         Restricted Listed Shares Awards

            (A) Nature of Restricted Listed Share Award. A Restricted Listed Share Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, Listed Shares subject to such restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing service and/or achievement of pre-established performance goals and objectives.

            (B) Acceptance of Award. A participant who is granted a Restricted Listed Share Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the Listed Shares, covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Listed Shares in such form as the Committee shall determine.

            (C) Rights as a Shareholder. Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Listed Shares


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including voting and dividend rights, subject to transferability restrictions and Company repurchase or forfeiture rights described in this Section 5 and subject to such other conditions contained in the written instrument evidencing the Restricted Listed Share Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Listed Shares shall remain in the possession of the Company until such shares are vested as provided in Section 5(e) below.

            (D) Restrictions. Restricted Listed Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of until the restrictions thereon lapse pursuant to the provisions of Section 5(e).

            (E) Vesting of Restricted Listed Shares. The Restricted Listed Shares issued under this Plan shall vest ratably over the three-year period with the restrictions relating to such shares lapsing with respect to one-third of the Restricted Listed Shares in each grant on each of the first, second and third anniversary of the date of grant. Subsequent to such date or dates, the Listed Shares on which all restrictions have lapsed shall no longer be Restricted Listed Shares and shall be deemed "vested".

            (F) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Listed Share Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Listed Shares.

                                    SECTION 6

                  Adjustment and Substitution of Listed Shares

      If a dividend or other distribution shall be declared upon the Listed Shares payable in Listed Shares, the number of Listed Shares then subject to any outstanding Listed Share Options, the number of Listed Shares to be subject to any Listed Share Option thereafter granted and the number of Listed Shares which may be issued under the Plan but are not then subject to outstanding Listed Share Options shall be adjusted by adding thereto the number of Listed Shares which would have been distributable thereon if such Listed Shares had been outstanding on the date fixed for determining the shareholders entitled to receive such dividend or distribution.

      If the outstanding Listed Shares shall be changed into or exchangeable for a different number or kind of Listed Shares or other securities of the Company or another Company, whether through reorganization, reclassification, recapitalization, stock split-up, combination of Listed Shares, merger or consolidation, then there shall be substituted for each share of the Listed Shares subject to any then outstanding Listed Share Option, for each Listed Share which would otherwise be subject to any Listed Share Option thereafter granted for each share of the Listed Shares which may be issued under the Plan but which is not then subject to any outstanding Listed Share Option and for each Restricted Share, the number and kind of Listed Shares or other


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securities into which each outstanding share Listed Share shall be so changed or for which each such share shall be exchangeable.

      In case of any adjustment or substitution as provided for in this Section 6, the aggregate option price for all Listed Shares subject to each then outstanding Listed Share Option prior to such adjustment or substitution shall be the aggregate option price for all Listed Shares of stock or other securities (including any fraction) to which such Listed Shares shall have been adjusted or which shall have been substituted for such Listed Shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

      No adjustment or substitution provided for in this Section 6 shall require the Company to issue or sell a fraction of a share or other security. Accordingly, all fractional Listed Shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

                                    SECTION 7

                       Additional Rights in Certain Events

(A) Definitions.

      For purposes of this Section 7, the term "Change of Control" shall mean the occurrence of any one of the following events:

            (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Eligible Directors ("Voting Securities") or
(B) the then outstanding shares of Listed Shares of the Company (in either such case other than as a result of acquisition of securities directly from the Company); or

            (ii) persons (as defined in subsection (i) above) who, as of the date of the closing of the first day of trading of the Listed Shares on the New York Stock Exchange, constitute the Company's Board of Eligible Directors (the "Incumbent Eligible Directors") cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a Eligible Director of the Company subsequent to the Closing of the Company's initial public offering whose election or nomination for election was approved by a vote of at least a


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majority of the Incumbent Eligible Directors shall, for purposes of this Plan, be considered an Incumbent Eligible Director; or

            (iii) the Listed Shareholders of the Company shall approve (A) any consolidation or merger of the Company or any Subsidiary where the Listed Shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting equity of the entity issuing cash or securities in the consolidation or merger (or of its ultimate parent entity, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company;

            Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Listed Shares outstanding, increases (x) the proportionate number of Listed Shares beneficially owned by any person to 25% or more of the Listed Shares then outstanding or (y) the proportionate voting power represented by the Listed Shares beneficially owned by any person to 25% or more of the combined voting power of all then outstanding voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Listed Shares or other Voting Securities (other than pursuant to a Listed Shares split, Listed Shares dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

(B) Acceleration of the Exercise Date of Listed Share Options

      Notwithstanding any other provision contained in the Plan, in case Change of Control occurs, all outstanding Listed Share Options shall become immediately and fully exercisable, whether or not otherwise exercisable by their terms and any restrictions on Restricted Listed Shares shall lapse immediately.

                                    SECTION 8

          Effect of the Plan on the Rights of Company and Shareholders

      Nothing in the Plan, in any Listed Share Option or Restricted Listed Share granted under the Plan, or in any Listed Share Option agreement shall confer any right to any person to continue as a Director of the Company or interfere in any way with the rights of the shareholders of the Company or the Board to elect and remove Directors.


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                                    SECTION 9

                            Amendment and Termination

      The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board; provided always that no such termination shall terminate any outstanding Listed Share Options or Restricted Listed Shares granted under the Plan; and provided further that no amendment of the Plan shall (a) be made without shareholder approval if shareholder approval of the amendment is at the time required for Listed Share Options or Restricted Listed Shares under the Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3 or by the rules of the National Market System or any stock exchange on which the Listed Shares may then be listed, (b) amend more than once every six months the provisions of the Plan relating to the selection of the Directors to whom Listed Share Options or Restricted Listed Shares are to be granted, the timing of such grants, the number of Listed Shares subject to any Listed Share Option, the exercise price of any Listed Share Option, the periods during which any Listed Share Option may be exercised and the term of any Listed Share Option or Restricted Listed Shares other than to comport with changes in the Internal Revenue Code or the rules and regulations thereunder or (c) otherwise amend the Plan in any manner that would cause Listed Share Options or Restricted Listed Shares under the Plan not to qualify for the exemption provided by Rule 16b-3. No amendment or termination of the Plan shall, without the written consent of the holder of a Listed Share Option or Restricted Listed Shares theretofore awarded under the Plan, adversely affect the rights of such holder with respect thereto.

      Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan or any Listed Share Option agreement, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for Listed Share Options or Restricted Listed Shares granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the 1934 Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Listed Share Options theretofore or Restricted Listed Shares granted under the Plan notwithstanding any contrary provisions contained in any Listed Share Option agreement. In the event of any such amendment to the Plan, the holder of any Listed Share Option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability of such option, execute a conforming amendment in the form prescribed by the Committee to the Listed Share Option agreement referred to in Section 4(F) within such reasonable time as the Committee shall specify in such request.

                                   SECTION 10

                       Effective Date and Duration of Plan

      The effective date and date of adoption of the Plan shall be ______________, the date of adoption of the Plan by the Board, provided that such adoption of the Plan by the Board is


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approved by the affirmative vote of the holders of at least a majority of the
Listed Shares represented in person or by proxy and entitled to vote at a duly called and convened meeting of such holders. Notwithstanding any other provision contained in the Plan, no Listed Share Option granted under the Plan may be exercised until after such shareholder approval. No Listed Share Option or Restricted Listed Share may be granted under Section 3 of the Plan subsequent to _________, 200_.

                                   SECTION 11

                                  Governing Law

      This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York to the extent applicable.


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